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                                                                    EXHIBIT 3.21


                                                                           FILED

                                                               SEP 1, 1983 10 AM

                                                                 GLENN C. KEATON
                                                              SECRETARY OF STATE


                        CERTIFICATE OF INCORPORATION


                                     of

                           LWWI BROADCASTING INC.

                     Pursuant to the General Corporation
                        Law of the State of Delaware

        I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

                                  ARTICLE I

        The name of the corporation (hereinafter called the "Corporation") is LWWI Broadcasting Inc.

                                 ARTICLE II

        The address of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                 ARTICLE III

        The purposes of the Corporation are to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
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                                 ARTICLE IV

        This total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $1 per share.

                                  ARTICLE V

        The name and mailing address of the incorporator is Morris Berkowitz, 1370 Avenue of the Americas, New York, New York 10019.

                                 ARTICLE VI

        The names and mailing addresses of the persons who are to serve as directors of the Corporation until their successors ate elected and qualified are as follows:

              Name                          Address
              ----                          -------
         Donald A. Pels           1370 Avenue of the Americas
                                  New York, N. Y.10019

         Arnold S. Blauweiss      1370 Avenue of the Americas
                                  New York, N. Y.10019

         E. Blake Byrne           1370 Avenue of the Americas
                                  New York, N. Y.10019

        The election of directors of the Corporation need not be by written ballot, unless and except to the extent that the By-laws of the Corporation shall so require.

                                 ARTICLE VII

        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of
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Directors is expressly authorized and empowered:

                 (a) to make, alter and repeal the By-laws of the corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law or By-laws made by the Board of Directors: and

                 (b) in addition to the powers and authorities herein or by the laws of the State of Delaware conferred upon the Board of Directors, to exercise all such powers and do all such acts and powers as may be exercised or done by the Corporation subject nevertheless, to the provisions of the said laws, of the Certificate of incorporation, as from time to time amended by the Corporation and of its By-laws.

                                  ARTICLE VIII

        Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by its Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

                                   ARTICLE IX

        The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation and other provisions authorized by the laws of the State of
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Delaware at the time in force may be added or inserted in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

        IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 30th day of August 1983.


                                        /s/ MORRIS BERKOWITZ
                                        -----------------------------
                                        Morris Berkowitz



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STATE OF NEW YORK,        )
                          )  ss.:
COUNTY OF NEW YORK,       )


         On the 30th day of August 1983, personally appeared before me, Peter E. Maloney, a notary Public in and for the County and State aforesaid and a person who is authorized by the laws of the State of New York to take acknowledgment of deeds, Morris Berkowitz, known to me and known to me to be the person who signed the foregoing Certificate of Incorporation and he acknowledged that said Certificate was his act and deed and that the facts stated therein are true.


                                         /s/ PETER C. MALONEY
                                         ---------------------------
                                         Notary Public


                                         PETER C. MALONEY
                                         Notary Public State of New York
                                         No. 41  1181512
                                         Qualified in Queens County
                                         Commission Expires March 30, 1985